UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2016

Date of Earliest Event Reported: June 2, 2016

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY OF A MATERIAL DEFINITIVE AGREEMENT.

Trxade Group, Inc., a Delaware corporation (the "Company") previously entered into a convertible promissory note purchase agreement (“Note Purchase Agreement”) with a previous investor of the Company (“Investor”), in the aggregate amount of $950,000 on October 22, 2015, as amended.  The principal amount under the Note Purchase Agreement was delivered in two separate note tranches under a convertible promissory note agreement (“Note”).  The tranches of $450,000, 500,000 were completed in October and December 2015, respectively. The term of each Note was three years and interest payments on the Note are based on a 25% of net profit from sales of specific pharmaceutical products sold by the Company’s wholly-owned wholesale distribution division, Westminster Pharmaceuticals, LLC.  Interest is due and payable each quarter. Warrants were granted in connection with the Notes, a copy of which was included in the Company’s Current Report on Form 8-K filed on October 27, 2015 with the SEC.

On June 2, 2016, the Company made a material modification to the Note Purchase Agreement and each of the Notes, and extended the term of each of the Notes from three (3) years to four (4) years.  In addition, the Investor was granted a first priority lien on the all the Company’s assets, and the assets of Westminster Pharmaceuticals, LLC.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Convertible Promissory Note Purchase Agreement and Note, which is filed as Exhibit 10.1 to this Current Report, and which is incorporated into this Current Report by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

Exhibit Description

10.1

Amendment to the Convertible Promissory Note Purchase Agreement and Note

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu, Chief Executive Officer

Date: June 2, 2016

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